Company Contact:                       Investor Relations Contact:
Iron Eagle Group, Inc.                 CCG Investor Relations
Mr. Jason M. Shapiro, CFA, CPA, J.D.   Mr. Crocker Coulson
Executive Vice President,
 Corporate Strategy                    President
Phone : +1 (917) 969-4845              Phone: +1 (646) 213-1915
Email: jasons@ironeaglegroup.com       Email: crocker.coulson@ccgir.com
Website: www.ironeaglegroup.com                        Website:
www.ccgir.com

FOR IMMEDIATE RELEASE

Iron Eagle Group (IEAG) Listing Upgraded to New OTCQB Market

New York, NY - May 5, 2010 - Iron Eagle Group, Inc. (OTCQB: IEAG) today announced a listing on the new OTCQB market introduced last month to better distinguish OTC securities that are registered and reporting with U.S. regulators.

This is the next to the highest tier on the OTC Market as Iron Eagle pursues its goal of trading on a senior exchange. OTCQB stocks are current in their reporting obligations with the U.S. Securities & Exchange Commission. The OTCQB symbol, which is found by investors when researching stocks at www.otcmarkets.com, lets investors easily identify SEC reporting companies, according to OTC Markets.

"The OTC Market has been consistently improving liquidity, transparency, and efficiency of its services in ways that benefits investors, broker-dealers and OTC-traded companies," said Jason Shapiro, Director and Executive Vice President of Corporate Strategy of Iron Eagle. "We are pleased by this recognition by the OTC Market and encouraged by the increased liquidity, and financial and other corporate information we are now providing to shareholders, clients and potential investors."

About OTCQB Marketplace
-----------------------
The creation of the OTCQB(tm) marketplace was announced in April 2010 week by the Pink OTC Markets, Inc. The new OTC market tier includes the securities of over 768 SEC reporting companies and banks formerly designated as Pink Sheets(r) stocks, in addition to the 3,050 securities that are currently quoted in both Pink OTC Markets' electronic interdealer quotation system and FINRA's OTCBB(tm).
http://www.otcmarkets.com/pink/about/news.jsp?id=215

About Iron Eagle Group, Inc.
----------------------------
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of professionals in finance, operations and government contracting. Management has put together a compelling strategic plan to capitalize on the large market opportunity created by the federal government's stimulus package as well as funds that are flowing down to the state level for projects throughout the United States. Through the public capital markets, Iron Eagle believes it will have the access to capital to support increased needs for construction surety bonds. By executing on its growth strategy, Iron Eagle can achieve significant growth through highly focused targeting of federal, state, and municipal construction projects. The proposed acquisition target companies possess strong footholds in selected markets as well as solid past performance histories.

Iron Eagle became a publicly traded company on July 15, 1999 and is traded on the OTCQB under the symbol IEAG. For more information on the company, please visit the Company's website at www.ironeaglegroup.com.

About Jason M. Shapiro
----------------------
Jason M. Shapiro, CFA, CPA, J.D. is currently Executive Vice President of Corporate Strategy and Director of Iron Eagle Group, Inc. Mr. Shapiro is a proven leader with over 10 years of extensive financial, private equity, turnaround, and restructuring experience across regional and global firms in diverse industries and in various states of financial health. Prior to joining Iron Eagle Group, Mr. Shapiro was Vice President of Macquarie Capital Fund, Macquarie Group's Private Equity Group. Prior to Macquarie, Mr. Shapiro was an Associate Director at UBS Investment Bank, where he executed $15+ billion in corporate finance transactions.

Mr. Shapiro earned his MBA from the University of Pennsylvania's The Wharton School. He earned his J.D from the Seton Hall University School of Law where he was in the Full Scholarship and Presidential Honors Program and completed all his law courses in under two years. He graduated as the Valedictorian and Summa Cum Laude from Baruch College's Zicklin School of Business, where he earned his M.S. in Accountancy. Mr. Shapiro was the Valedictorian of Rutgers College where he graduated Summa Cum Laude and completed his studies in three years with a B.S. in Computer Science. In addition, he was in several honors programs and received numerous departmental and collegiate awards. Mr. Shapiro also has earned the following certifications: CPA (Certified Public Accountant), CFA (Chartered Financial Analyst), CIRA (Certified Insolvency and Restructuring Advisor). CDBV (Certification in Distressed Business Valuation), CFE (Certified Fraud Examiner), CFF (Certified in Financial Forensics), PMP (Project Management Professional), PMI-RMP (Risk Management Professional), and CLSSBB (Certified Lean Six Sigma Black Belt). Mr. Shapiro has also been admitted to the New Jersey Bar.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.